DETACH PROXY CARD HERE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

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Votes must be indicated (x) in Black or Blue ink.

FOR      AGAINST      ABSTAIN

2. Proposal to merge Mittal Steel Company N.V. into ArcelorMittal as contemplated by the merger proposal (voorstel tot fusie) and the explanatory memorandum (toelichting op het voorstel tot fusie) dated as of June 25, 2007, including the authority of the Board of Directors to complete the merger.

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SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date      Share Owner sign here      Co-Owner sign here

In accordance with Dutch Law and the Articles of Association of Mittal Steel Company N.V., holders of shares on the New York register must own their shares as of the close of business on August 21, 2007 (the “Dutch Registration Date”) in order for their vote to be accepted at the Extraordinary General Meeting. By signing and returning this proxy you hereby agree and attest that you will not sell or transfer your shares prior to the close of business on August 21, 2007. It is understood that if you do sell or transfer your shares on or before the close of business on August 21, 2007 your vote will not be counted. Please refer to the enclosed Notice of Meeting for further information.

MITTAL STEEL COMPANY N.V.

Proxy Appointment and Voting Instruction Card

(Must be received prior to 5:00 PM (New York City Time) on August 23,2007)

The undersigned, registered holder of                      Class A Common Shares of New York Registry, EUR 0.01 nominal value each, of MITTAL STEEL COMPANY N.V., hereby appoints The Bank of New York, through its agents and with full power of substitution and resubstitution, or                     , as a proxy of the undersigned to attend and address the Extraordinary General Meeting of Shareholders of MITTAL STEEL COMPANY N.V. to be held at Hotel Okura Amsterdam, Ferdinand Bolstraat 333, 1072 LH Amsterdam, The Netherlands, on August 28, 2007 at 2 p.m. and, in general, to exercise all rights the undersigned could exercise in respect of such Class A Common Shares if personally present thereat upon all matters which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted the Class A Common Shares of MITTAL STEEL COMPANY N.V. of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on July 9, 2007 at such Meeting in respect of the resolutions specified on the reverse side hereof.

NOTES:

1. Please direct your proxy how it is to vote by placing an X in the appropriate box opposite the resolutions specified on the reverse side hereof. If you do not fill in the blank provided above, then you will have appointed The Bank of New York, as Registrar, as your proxy. The Board of Directors of Mittal Steel Company N.V. recommends a VOTE FOR all items on the reverse side hereof.

2. If this proxy form is signed and returned to The Bank of New York but no instructions are indicated The Bank of New York or its substitute(s) will vote “FOR” the decision to merge Mittal Steel Company N.V. into Arcelor Mittal as contemplated by the merger proposal and the explanatory memorandum.

MITTAL STEEL COMPANY N.V.

P.O. BOX 11259

NEW YORK, N.Y. 10203-0259

If you wish to attend the meeting in person check this box. `

To include any comments, please mark this box.`

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.